Exhibit 10.1

GRID NOTE

May 1, 2008

One the respective due date for each Advance (as recorded on the grid on the additional pages(s) attached hereto) which shall be ON DEMAND from the date of each Advance, for value received, the undersigned hereby promises to pay to J AND A FINANCING, INC. with an office at One Wild Turkey Way, Hamburg, New Jersey 07419 (“Lender”), in lawful money of the United States, and in immediately available funds, the unpaid principal amount of that Advance (as recorded on the grid on the additional pages(s) attached hereto) made by the Lender to the undersigned which amount, in the aggregate, shall not exceed the sum of one million five hundred thousand ($1,500,000.00). The undersigned further promises to pay interest (computed on the basis of the actual number of days elapsed over a period of 365 days) on the due date for each Advance at the rate of nine percent (9%) per annum on the unpaid principal amount of each Advance. Advance shall mean any loan from Lender to BOOMERANG SUB, INC. and/or its subsidiaries (collectively referred to as the “Borrower”). Notwithstanding anything to the contrary herein, the total amount Advanced under this Note, together with all accrued interest, shall be due and payable ON DEMAND.

The Lender shall, and is hereby authorized by the undersigned to, record on the grid on the additional pages(s) attached hereto, an appropriate notation evidencing the date and amount of each such Advance as well as the date and amount of each payment by the undersigned in respect thereof.

Each of the following shall constitute an event of default (“Event of Default”) under this Note:

Payment Default. Borrower fails to make any payment when due under this Note.

Other Defaults. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this note or in any of the related documents including the term sheet, the mortgage or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower’s behalf under this Note or the related documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

Insolvency. The insolvency of Borrower, the appointment of a receiver for any part of Borrower’s property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

Adverse Change. A material adverse change occurs in Borrower’s financial condition, or Lender believes the prospect of payment or performance of this Note is impaired.

This note will be governed by, construed and enforced in accordance with federal law and the laws of the State of New Jersey without regard to its conflicts of laws provisions. This Note has been accepted by Lender in the State of New Jersey.

Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor; or impair; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. The obligations under this Note are joint and several.

IN WITNESS WHEREOF, the Company has caused this Note to be signed in its name by one of its officers thereunto duly authorized and to be dated as of the day and year first above written.

BOOMERANG SUB, INC. d/b/a Boomerang Systems

Dated: May 1, 2008	By:	/s/ Guy Jardine
Principal Operations Officer and Vice President